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                                                                   EXHIBIT 10.35

                                     KEYCORP

                     COMMISSIONED DEFERRED COMPENSATION PLAN
                  (AMENDED AND RESTATED AS OF JANUARY 1, 2002)

                                    ARTICLE I

         The KeyCorp Commissioned Deferred Compensation Plan ("Plan") is hereby established effective January 1, 2001, and amended and restated as of January 1, 2002, to provide certain selected employees of KeyCorp with the opportunity to defer their immediate receipt of compensation to the Plan and thereby defer the receipt of their taxable income to a later date. The Plan, as structured, is accordingly intended to provide a current tax planning opportunity for such employees. It is the intention of KeyCorp, and it is the understanding of those Participants covered under the Plan, that the Plan constitutes a short-term deferred compensation plan which is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                   ARTICLE II

                                   DEFINITIONS

         2.1 MEANING OF DEFINITIONS. For the purposes of this Plan, the following words and phrases shall have the meanings hereinafter set forth, unless a different meaning is clearly required by the context:

         (a) "BENEFICIARY" shall mean the person, persons or entity entitled under Article VII to receive any Plan benefits payable after a Participant's death.

         (b) "CHANGE OF CONTROL" shall be deemed to have occurred if under any rabbi trust arrangement maintained by the Corporation, the Corporation is required under the terms of such arrangement to fund such rabbi trust to secure the payment of any Participants' Plan benefits which become payable hereunder because a "Change of Control" as defined in such rabbi trust has occurred on and after January 1, 2001.

         (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, together with all regulations promulgated thereunder. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

         (d) "COMMISSION" shall mean those commissions or incentive payout(s) awarded to the Employee that are tied to the Employee's direct performance in conjunction with a KeyCorp sales event(s) and are generally defined as a percent, share, or dollar amount of the direct sale or profit generated to KeyCorp as a result of such event.

         (e) "COMMON STOCK ACCOUNT" shall mean the investment account established under the Plan for bookkeeping purposes, in which a Participant may elect to have his or her Participant Deferrals credited. Participant Deferrals to the Common Stock Account shall be credited based on a bookkeeping allocation of KeyCorp Common Shares (both whole and fractional rounded to the nearest one-hundredth of a share) which shall be equal to

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                  the amount of Participant Deferrals and Corporate
                  Contributions invested by the Participant and by the Corporation in the Common Stock Account. The Common Stock Account shall also reflect on a bookkeeping basis all Dividends, gains, and losses attributable to such Common Shares. All Corporate Contributions and all Participant Deferrals credited to the Common Stock Account, shall be based on the ten-day average of the New York Stock Exchange's closing price for such Common Shares immediately preceding, up to, and including the day such Participant Deferrals and Corporate Contributions are credited to the Participants' Plan Account.

         (f) "CORPORATE CONTRIBUTIONS" shall mean the contribution amount which an Employer has agreed to contribute on a bookkeeping basis to the Participant's Plan Account in accordance with the provisions of Article V of the Plan.

         (g) "CORPORATION" shall mean KeyCorp, an Ohio corporation, its corporate successors, and any corporation or corporations into or with which it may be merged or consolidated.

         (h) "DEFERRAL PERIOD" shall mean each Plan Year, provided however, that a Participant's initial Deferral Period shall be from his or her first day of participation in the Plan through the last day of the applicable Plan Year.

         (i) "DETERMINATION DATE" shall mean the last business day of each calendar quarter.

         (j) "DISABILITY" shall mean (1) the physical or mental disability of a permanent nature which prevents a Participant from performing the duties that such Participant was employed to perform for his or her Employer when such disability commenced, (2) qualifies for disability benefits under the Federal Social Security Act within 30 months following the Participant's disability, and (3) qualifies the Participant for disability coverage under the KeyCorp Long Term Disability Plan.

         (k) "DISCHARGE FOR CAUSE" shall mean the termination (whether by the Participant or the Employer) of a Participant's employment from his or her Employer and any other Employer that is the result of (1) serious misconduct as an Employee, including, but not limited to, a continued failure after notice to perform a substantial portion of his or her duties and responsibilities unrelated to illness or incapacity, unethical behavior such as acts of self-dealing or self-interest, harassment, violence in the workplace, or theft; (2) the commission of a crime involving a controlled substance, moral turpitude, dishonesty, or breach of trust; or (3) the Employer being directed by a regulatory agency or self-regulatory agency to terminate or suspend the Participant or to prohibit the Participant from performing services for the Employer. The Corporation in its sole and absolute discretion shall determine whether a Participant has been Discharged for Cause, as provided for in this Section 2.1(k), provided, however, that for a period of two years following a Change of Control, any determination by the Corporation that an Employee has been Discharged for Cause shall be set forth in writing with the factual basis for such Discharge for Cause clearly specified and documented by the Corporation.

         (l) "DIVIDENDS" shall mean those quarterly earnings approved by the KeyCorp Board of Directors and awarded by the Corporation to all shareholders of record as of each applicable ex-dividend date which shall be payable in such form and at such time as the Corporation shall determine.

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         (m)      "EARLY RETIREMENT" shall mean the Participant's retirement from his or her employment with an Employer on or after the Participant's attainment of age 55 and completion of a minimum of five years of Vesting Service, but prior to the Participant's Normal Retirement Date.

         (n) "EMPLOYEE" shall mean a common law employee who is employed by an Employer.

         (o) "EMPLOYER" shall mean the Corporation and any of its subsidiaries, unless specifically excluded as an Employer for Plan purposes by written action by an Officer of the Corporation. An Employer's participation in the Plan shall be subject to all conditions and requirements made by the Corporation, and each Employer shall be deemed to have appointed the Plan Administrator as its exclusive agent under the Plan as long as it continues as an Employer.

         (p) "HARMFUL ACTIVITY" shall have occurred if the Participant shall do any one or more of the following:

                  (i) Use, publish, sell, trade or otherwise disclose Non-Public Information of KeyCorp unless such prohibited activity was inadvertent, done in good faith and did not cause significant harm to KeyCorp.

                  (ii) After notice from KeyCorp, fail to return to KeyCorp any document, data, or thing in his or her possession or to which the Participant has access that may involve Non-Public Information of KeyCorp.

                  (iii) After notice from KeyCorp, fail to assign to KeyCorp all right, title, and interest in and to any confidential or non-confidential Intellectual Property which the Participant created, in whole or in part, during employment with KeyCorp, including, without limitation, copyrights, trademarks, service marks, and patents in or to (or associated with) such Intellectual Property.

                  (iv) After notice from KeyCorp, fail to agree to do any acts and sign any document reasonably requested by KeyCorp to assign and convey all right, title, and interest in and to any confidential or non-confidential Intellectual Property which the Participant created, in whole or in part, during employment with KeyCorp, including, without limitation, the signing of patent applications and assignments thereof.

                  (v) Upon the Participant's own behalf or upon behalf of any other person or entity that competes or plans to compete with KeyCorp, solicit or entice for employment or hire any KeyCorp employee.

                  (vi) Upon the Participant's own behalf or upon behalf of any other person or entity that competes or plans to compete with KeyCorp, call upon, solicit, or do business with (other than business which does not compete with any business conducted by KeyCorp) any KeyCorp customer the Participant called upon, solicited, interacted with, or became acquainted with, or learned of through access to information (whether or not such information is or was non-public) while the Participant was employed at KeyCorp unless such prohibited activity was inadvertent, done in

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                           good faith, and did not involve a customer whom the
                           Participant should have reasonably known was a customer of KeyCorp.

                  (vii) Upon the Participant's own behalf or upon behalf of any other person or entity that competes or plans to compete with KeyCorp, after notice from KeyCorp, continue to engage in any business activity in competition with KeyCorp in the same or a closely related activity that the Participant was engaged in for KeyCorp during the one year period prior to the termination of the Participant's employment.

                           For purposes of this Section 2.1(p) the term:

                           "INTELLECTUAL PROPERTY" shall mean any invention, idea, product, method of doing business, market or business plan, process, program, software, formula, method, work of authorship, or other information, or thing relating to KeyCorp or any of its businesses.

                           "NON-PUBLIC INFORMATION" shall mean, but is not limited to, trade secrets, confidential processes, programs, software, formulas, methods, business information or plans, financial information, and listings of names (e.g., employees, customers, and suppliers) that are developed, owned, utilized, or maintained by an employer such as KeyCorp, and that of its customers or suppliers, and that are not generally known by the public.

                           "KEYCORP" shall include KeyCorp, its subsidiaries, and its affiliates.

         (q) "INVOLUNTARY TERMINATION" shall mean the termination (by the Employer) of a Participant's employment from his or her Employer and from any other Employer, other than a Discharge for Cause or a Termination Under Limited Circumstances.

         (r) "NORMAL RETIREMENT" shall mean the Participant's retirement under the KeyCorp Cash Balance Pension Plan on or after the Participant's Normal Retirement Date.

         (s) "PARTICIPANT" shall mean an Employee who meets the eligibility requirements set forth in Section 3.1(a) and becomes a Plan Participant pursuant to Section 3.1(b) or Section 3.1(c) of the Plan.

         (t) "PARTICIPANT DEFERRALS" shall mean the percentage or whole dollar amount of the Participant's Commissions that are earned by the Participant during the applicable Plan Year which the Participant has elected in accordance with his or her Participation Agreement to defer to the Plan.

         (u) "PARTICIPATION AGREEMENT" shall mean the executed agreement submitted by the Participant to the Corporation prior to the beginning of each applicable Deferral Period, which contains, in pertinent part, the Participant's deferral commitment for such Deferral Period, and the distribution option selected by the Participant for the payment of such Participant Deferrals, Dividends, and Corporate Contributions upon the Participants full vesting in such Dividends and Corporate Contributions.

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         (v)      "PLAN" shall mean the KeyCorp Commissioned Deferred
                  Compensation Plan with all amendments hereafter made.

         (w) "PLAN ACCOUNT" shall mean the bookkeeping account established by the Corporation for each Plan Participant, which shall reflect all Corporate Contributions, Participant Deferrals, and Dividends invested for bookkeeping purposes in the Plan's Common Stock Account with all gains and losses thereon. Plan Accounts shall not constitute separate Plan funds or separate Plan assets. Neither the maintenance of, nor the crediting of amounts to such Plan Accounts shall be treated (i) as the allocation of any Corporation assets to, or a segregation of any Corporation assets in any such Plan Accounts, or (ii) as otherwise creating a right in any person or Participant to receive specific assets of the Corporation. All benefits under the Plan shall be paid from the general assets of the Corporation.

         (x)      "PLAN YEAR" shall mean the calendar year.

         (y) "RETIREMENT" shall mean the termination of a Participant's employment any time after the Participant's attainment of age 55 and completion of 5 years of Vesting Service under the KeyCorp Cash Balance Pension Plan, but shall not include the Participant's (i) Discharge for Cause, (ii) Involuntary Termination, (iii) Termination under Limited Circumstances,
                  (iv) Disability or Death.

         (z) "TERMINATION" shall mean the voluntary or involuntary and permanent termination of a Participant's employment from his or her Employer and any other Employer, whether by resignation or otherwise, but shall not include the Participant's Retirement.

         (aa) "TERMINATION UNDER LIMITED CIRCUMSTANCES" shall mean a Participant's termination (whether by the Participant or the Employer) of the Participant's employment from his or her Employer and from any other Employer (i) within two years after a Change of Control under circumstances in which the Participant is entitled to severance benefits or salary continuation or similar benefits under a Change of Control agreement, employment agreement, or severance or separation pay plan, (ii) under circumstances in which the Participant is entitled to receive severance benefits or salary continuation under the KeyCorp Separation Pay Plan, (iii) due to Disability or death, or (iv) as otherwise expressly approved by the Compensation and Organization Committee, in its sole discretion.

         (bb) "VOLUNTARY TERMINATION" shall mean a voluntary termination of the Participant's employment from his or her Employer and from any other Employer, whether by resignation or otherwise, but shall not include the Participant's Discharge for Cause, Involuntary Termination, Retirement, Termination Under Limited Circumstances, or termination as a result of Disability or death.

         2.2 ADDITIONAL REFERENCE. All other words and phrases used herein shall have the meaning given them in the KeyCorp Cash Balance Pension Plan, unless a different meaning is clearly required by the context.

         2.3 PRONOUNS. The masculine pronoun wherever used herein includes the feminine in any case so requiring, and the singular may include the plural.

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                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

         3.1      ELIGIBILITY AND PARTICIPATION.

         (a) ELIGIBILITY. An Employee shall be eligible to participate in the Plan if (1) the Employee earns Commissions during any Plan year in excess of $100,000, and (2) the Corporation selects such Employee to participate in the Plan.

         (b)      PARTICIPATION. An Employee meeting the eligibility criteria of
                  Section 3.1(a) may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Corporation prior to the beginning of the applicable Deferral Period or such other deadline as established by the Corporation.

         (c) MID-YEAR PARTICIPATION. When an Employee first becomes eligible to participate in the Plan during a Deferral Period, the Participant shall be required to submit a Participation Agreement to the Corporation within thirty (30) days after the Corporation notifies the Employee of his or her Plan eligibility. Such Participation Agreement will be effective when received by the Corporation.

         3.2 DEFERRAL LIMITATIONS. A Participant may defer to the Plan no more than 50% of the Participant's earned Commissions in excess of $100,000 (in 5% increments) that are payable to the Participant during the applicable Deferral Period.

         3.3 COMMITMENT LIMITED BY TERMINATION, RETIREMENT, DISABILITY OR DEATH. As of the Participant's Termination date, Retirement date, date of Disability or date of death, all Participant Deferrals under the Plan shall cease.

         3.4 MODIFICATION OF DEFERRAL COMMITMENT. A Participant's deferral commitment as evidenced by his or her Participation Agreement for the applicable Deferral Period shall be irrevocable.

         3.5 CHANGE IN EMPLOYMENT STATUS. If the Corporation determines that a Participant's performance is no longer at the level that deserves to be rewarded through participation in the Plan, but does not terminate the Participant's employment, the Participant's Participant Deferrals under the Plan shall continue until the end of the applicable Deferral Period. Thereafter, the Corporation shall not permit the Participant to make any further deferrals to the Plan.

                                   ARTICLE IV

                              PARTICIPANT DEFERRALS

         4.1 PLAN ACCOUNT. All Participant Deferrals and Corporate Contributions shall be credited on a bookkeeping basis to a Plan Account established in the Participant's name. Separate sub-accounts shall be established to reflect all Dividends attributable to such Participant Deferrals and Corporate Contributions.

         4.2 INVESTMENT OF PARTICIPANT DEFERRALS. All Participant Deferrals shall be invested for bookkeeping purposes in the Plan's Common Stock Account.

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         4.3      CREDITING OF PARTICIPANT DEFERRALS; WITHHOLDING.  Participant
Deferrals shall be credited to the Participant's Plan Account as of the date the Participant's Commission would have been paid to the Participant "but for" the Participant's election to defer such Commission to the Plan. The withholding of taxes with respect to all Participant Deferrals as required by state, federal or local law shall be withheld from the Participant's compensation to the maximum extent possible; thereafter, any taxes remaining due shall be paid by reducing the amount of Participant Deferrals to be credited to the Participant's Plan Account.

                                    ARTICLE V

                             CORPORATE CONTRIBUTIONS

         5.1 CREDITING OF CORPORATION CONTRIBUTIONS. Corporate Contributions in an amount equal to 15% of the Participant's Participant Deferrals deferred to the Plan for any applicable Deferral Period shall be credited on a bookkeeping basis to the Participant's Plan Account as of the date on which the Participant's Participant Deferrals are deferred and credited to the Plan.

         5.2 INVESTMENT OF CORPORATE CONTRIBUTIONS. All Corporate Contributions credited to the Participant's Plan Account shall be invested for bookkeeping purposes in the Plan's Common Stock Account.

         5.3 DETERMINATION OF AMOUNT. The Plan Administrator shall verify the amount of Participant Deferrals, Corporate Contributions, Dividends, and earnings, if any, to be credited to each Participant's Plan Account in accordance with the provisions of the Plan. The reasonable and equitable decision of the Plan Administrator as to the value of each Plan Account shall be conclusive and binding upon all Participants and the Beneficiary of each deceased Participant having any interest, direct or indirect in the Participant's Plan Account. As soon as reasonably practicable after the close of the Plan Year, the Corporation shall send to each Participant an itemized accounting statement that shall reflect the Participant's Plan Account balance.

         5.4 CORPORATE ASSETS. All Participant Deferrals, Corporate Contributions, Dividends, earnings and any other gains and losses credited to a Participant's Plan Account on a bookkeeping basis, remain the assets and property of the Corporation, which shall become subject to distribution to the Participant only in accordance with the provisions of Articles VII, X and XI of the Plan. Distributions made under the Plan shall be in the form of Common Shares. All Participants and Beneficiaries shall have the status of general unsecured creditors of the Corporation. Nothing contained in the Plan shall create, or shall be construed as creating a trust of any kind or any other fiduciary relationship between the Participant, the Corporation, or any other person. It is the intention of the Corporation and it is the understanding of the Participant that the Plan is not funded for tax purposes as well as for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

         5.5 NO PRESENT INTEREST. Subject to any federal statute to the contrary, no right or benefit under the Plan and no right or interest in each Participant's Plan Account shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge. Any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under the Plan, or to the Participant's Plan Account shall be void. No right, interest, or benefit under the Plan or Participant's Plan Account shall be liable for or subject to the debts, contracts, liabilities, or torts of the Participant or Beneficiary. If the Participant or Beneficiary becomes bankrupt or attempts to alienate, sell, assign, pledge, encumber, or

                                      -7-

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charge any right under the Plan or Participant's Plan Account such attempt shall be void and unenforceable.

                                   ARTICLE VI

                                     VESTING

         6.1 VESTING IN DIVIDENDS AND CORPORATE CONTRIBUTIONS. The calculation of a Participant's vested interest in his or her Corporate Contributions and all Dividends credited on a bookkeeping basis to the Participant's Plan Account shall be measured from the last day of the applicable calendar quarter in which such Participant Deferrals and matching Corporate Contributions are credited to the Participant's Plan Account ("Quarterly Deferral Date"). A Participant shall become vested in those Corporate Contributions and in those Dividends credited to the Participant's Plan Account with regard to the applicable Participant Deferrals and Corporate Contributions, upon the Participant's completion of three years of vested service. For purposes of this Section 6.1, the term "vested service" shall be determined from the Quarterly Deferral Date and shall be based upon full calendar years.

Notwithstanding the foregoing provisions of this Section 6.1, however, a Participant shall become fully vested in all Dividends and Corporate Contributions credited on a bookkeeping basis to the Participant's Plan Account upon the Participant's Termination Under Limited Circumstances.

         6.2 CONTINUED VESTING UPON RETIREMENT. Subject to the provisions of Section 7.2 of the Plan, upon the Participant's Retirement, the Participant's not-vested Dividends and not-vested Corporate Contributions credited to the Participant's Plan Account with all gains and losses thereon, shall remain in the Plan and shall continue to vest under the vesting provisions of Section 6.1 hereof.

         6.3 FORFEITURE OF CORPORATE CONTRIBUTIONS AND DIVIDENDS. In the event of the Participant's Termination all not-vested Corporate Contributions and all not-vested Dividends that are credited on a bookkeeping basis to the Participant's Plan Account shall be forfeited as of the Participant's last day of employment.

                                   ARTICLE VII

                          DISTRIBUTION OF PLAN BENEFITS

         7.1 DISTRIBUTIONS PRIOR TO TERMINATION, TERMINATION UNDER LIMITED CIRCUMSTANCES, OR RETIREMENT. A Participant's vested Participant Deferrals, vested Corporate Contributions and vested Dividends shall be distributed to the Participant as of the Determination Date concurrently with or immediately following the Participant's vesting in his or her Plan benefit in accordance with the distribution directions provided by the Participant in his or her Distribution Agreement, as follows:

                  (a) as a single lump sum distribution of Common Shares, or

                  (b) in substantially equal annual installments payments of Common Shares over a five (5) year period.

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Lump sum distributions from the Plan of Participant Deferrals, vested Corporate
Contributions, and vested Dividends shall be made in Common Shares based on the bookkeeping number of whole and fractional Common Shares attributable to those Participant Deferrals, vested Corporate Contributions and vested Dividends maintained in the Plan's Common Stock Account as of the Determination Date concurrently with or immediately following the Participant's vesting date. Distributions shall be made as soon as reasonably practicable following the applicable Determination Date.

         7.2 DISTRIBUTIONS FOLLOWING RETIREMENT. Upon the Participant's Retirement, the Participant's Plan Account balance shall continue to be maintained in the Plan and all Corporate Contributions and Dividends credited to the Participant's Plan Account with any and all gains and losses thereon, shall continue to vest under the vesting provisions of Section 6.1 of the Plan, and when vested, shall be distributed to the Participant in accordance with the provisions of Section 7.1 hereof. Notwithstanding the foregoing provisions of this Section 7.2, however, in the event of the Participant's Retirement, and within twelve months of such Retirement the Participant engages in any "Harmful Activity" as that term is defined in accordance with Section 2.1(o) of the Plan, such Participant's not-vested Corporate Contributions and not-vested Dividends shall be immediately forfeited and the Participant shall automatically receive a lump sum distribution of his or her Participant Deferrals under the Plan.

         7.3 DISTRIBUTIONS FOLLOWING TERMINATION UNDER LIMITED CIRCUMSTANCES. Upon the Participant's Termination Under Limited Circumstances, all Participant Deferrals, Corporate Contributions, and Dividends credited to the Participant's Plan Account with any and all gains and losses thereon shall become immediately vested and shall be distributed to the Participant in a single lump sum distribution of Common Shares.

         7.4 DISTRIBUTIONS FOLLOWING INVOLUNTARY TERMINATION. Upon the Participant's Involuntary Termination, all Participant Deferrals credited to the Participant's Plan Account with all Dividends, gains and losses thereon, shall become immediately vested and shall be distributed to the Participant in a single lump sum distribution. All not-vested Corporate Contributions and all not-vested Dividends credited on such Corporate Contributions with all related earnings and or losses thereon shall be forfeited by the Participant as of his or her last day of employment.

         7.5 DISTRIBUTIONS FOLLOWING VOLUNTARY TERMINATION OR DISCHARGE FOR CAUSE. Upon the Participant's Voluntary Termination or Discharge for Cause, all not-vested Corporate Contributions and not-vested Dividends credited to the Participant's Plan Account with all gains and losses thereon shall be forfeited by the Participant as of his or her last day of employment, and the Participant shall receive a lump sum distribution of his or her Participant Deferrals.

         7.6 WITHHOLDING. The withholding of taxes with respect to the Participant's Participant Deferrals, Corporate Contributions, and Dividends shall be made at such time as it becomes required by any state, federal or local law. All required taxes shall be withheld from the Participant's Participant Deferrals and Corporate Contributions in accordance with applicable law to the maximum extent possible.

         7.7 DISTRIBUTION OF ACCOUNT BALANCE. The Participant's vested Plan Account balance shall be valued as of the Determination Date immediately following his or her date of Termination or Retirement (the "valuation date"):

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                  (a)  LUMP SUM DISTRIBUTIONS. If a Participant has elected to receive a lump sum distribution of all of his or her vested Plan Account balance, such lump sum distribution of Common Shares shall be made as soon as reasonably practicable following the Participant's valuation date.

                  (b) INSTALLMENT DISTRIBUTIONS. If a Participant has elected to receive an installment distribution of all of his or her vested Plan Account, such installment distribution of Common Shares shall commence as soon as reasonably practicable following the Participant's valuation date. The Participant's vested unpaid Plan Account balance invested for bookkeeping purposes in the Plan's Common Stock Account shall be reflected as a number of whole and fractional Common Shares in a distribution sub-account and shall be credited with Dividends on a bookkeeping basis which shall be reinvested in the Plan's Common Stock Account throughout the installment distribution period; all such reinvested Dividends shall be paid to the Participant in Common Shares in conjunction with the Participant's final installment payment under the Plan.

         7.8 DISTRIBUTION OF SMALL ACCOUNTS. Notwithstanding the provisions of Sections 7.1 and 7.2 hereof, if the value of a Participant's vested Account balance as of the Determination Date immediately preceding the Participant's date of Termination or Retirement is under $50,000, such balance shall be distributed to the Participant as a single distribution as soon as reasonably practicable following such date.

         7.9 DISTRIBUTION LIMITATION. If the Corporation determines that any amount of a Participant's Participant Deferrals, Dividends, and/or Corporate Contributions with all interest and earnings thereon:

         (1) would not be deductible by the Corporation if paid in accordance with the distribution instructions specified by the Participant in his or her Participation Agreement by reason of the disallowance rules of Section 162(m) of the Code, but

         (2) would be deductible by the Corporation if deferred and paid in a later Plan Year,

the Corporation reserves the right to defer the distribution of all or any portion of such Participant's Participant Deferrals, Dividends, and/or Corporate Contributions with all interest and earnings thereon until such time as the Corporation determines that the distribution of all or any portion of such Participant's Participant Deferrals, Dividends, and/or Corporate Contributions will be payable without the disallowance of the deduction prescribed by Code
Section 162(m) ("Deferrals"). Such Deferrals shall continue to be held in the Participant's Plan Account and shall continue to be credited, on a bookkeeping basis, with all earnings, gains, and losses thereon. If it is thereafter determined by the Corporation that such Deferrals will not be deductible even if paid in a later year, then such Deferrals with all interest and earnings thereon shall become immediately payable to the Participant.

         Notwithstanding any other provision of this Section 7.9 to the contrary, in the event of the Participant's Termination or Retirement all Deferrals required to be continued under this Section 7.9 contrary to the Participant's distribution elections, shall be paid to the Participant on or immediately following April 15th of the year immediately following the Participant's Termination or Retirement, regardless of the deductibility of such payment.

         7.10 FACILITY OF PAYMENT. If it is found that any individual to whom an amount is payable hereunder is incapable of attending to his or her financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Corporation, be paid to another person for the use or benefit of the individual found incapable of attending to his or her financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. Any such payment shall be charged to the Participant's Plan Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his or her financial affairs, and shall be a complete discharge of any liability therefor under the Plan.

                                  ARTICLE VIII

                             BENEFICIARY DESIGNATION

         8.1 BENEFICIARY DESIGNATION. Subject to Section 8.3 hereof, each Participant shall have the right, at any time, to designate one or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant's death prior to complete distribution of the Participant's Plan Account. Each Beneficiary designation shall be in a written form prescribed by the Corporation and shall be effective only when filed with the Corporation during the Participant's lifetime.

         8.2 CHANGING BENEFICIARY. Subject to Section 8.3, a Participant's Beneficiary designation may be changed by the Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Corporation. The filing of a new designation shall cancel all previously filed designations.

         8.3 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary (including all contingent Beneficiaries) designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

         (a)      The Participant's spouse;

         (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take, by right of representation the share the parent would have taken if living;

         (c)      The Participant's estate.

         8.4 DISTRIBUTION UPON DEATH. If a Participant dies after the distribution of his or her interest under the Plan has commenced, the remaining portion of the Participant's entire interest under the Plan, if any, shall be distributed to the Participant's Beneficiary under the method of distribution being used as of the Participant's date of death. If the Participant dies before the distribution of the Participant's Plan Account has commenced, the Participant's entire interest under the Plan shall be valued as of the Determination Date immediately following the Participant's date of death, and shall be distributed to his or her Beneficiary in a lump sum payment as soon as reasonably practicable following the Participant's date of death.

                                   ARTICLE IX

                                 ADMINISTRATION

         9.1 ADMINISTRATION. The Corporation shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making payments hereunder. The Corporation shall have the sole and absolute discretionary authority and power to carry out the provisions of the Plan, including, but not limited to, the authority and power (a) to determine all questions relating to the eligibility for and the amount of any benefit to be paid under the Plan, (b) to determine all questions pertaining to claims for benefits and procedures for claim review, (c) to resolve any and all questions arising under the Plan, including any question of construction and/or interpretation, and (d) to take such further action as the Corporation deems necessary or advisable in the administration of the Plan. All findings, decisions, and determinations of any kind made by the Plan Administrator shall not be disturbed unless the Plan Administrator has acted in an arbitrary and capricious manner. Subject to the requirements of law, the Plan Administrator shall be the sole judge of the standard of proof required in any claim for benefits and in any determination of eligibility for a benefit. All decisions of the Plan Administrator shall be final and binding on all parties. The Corporation may employ such attorneys, investment counsel, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The actions taken and the decisions made by the Corporation hereunder shall be final and binding upon all interested parties subject, however, to the provisions of Section 9.2. The Plan Year, for purposes of Plan administration, shall be the calendar year.

         9.2 CLAIMS REVIEW PROCEDURE. Whenever the Plan Administrator decides for whatever reason to deny, whether in whole or in part, a claim for benefits under this Plan filed by any person (herein referred to as the "Claimant"), the Plan Administrator shall transmit a written notice of its decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he or she receives such notice, he or she may obtain review of the decision of the Plan Administrator in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his or her authorized representative may request that the claim denial be reviewed by filing with the Plan Administrator a written request therefor, which request shall contain the following information:

         (a) the date on which the request was filed with the Plan Administrator; provided, however, that the date on which the request for review was in fact filed with the Plan Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

         (b) the specific portions of the denial of his or her claim which the Claimant requests the Plan Administrator to review;

         (c) a statement by the Claimant setting forth the basis upon which he or she believes the Plan Administrator should reverse its previous denial of the claim and accept the claim as made; and

         (d) any written material which the Claimant desires the Plan Administrator to examine in its consideration of his or her position as stated pursuant to paragraph (b) above.

         In accordance with this Section, if the Claimant requests a review of the Plan Administrator's decision, such review shall be made by the Plan Administrator who shall, within sixty (60) days after receipt of the request form, review and render a written decision on the claim containing the specific reasons for the decision including reference to Plan provisions upon which the decision is based. All findings, decisions, and determinations of any kind made by the Plan Administrator shall not be modified unless the Plan Administrator has acted in an arbitrary and capricious manner. Subject to the requirements of law, the Plan Administrator shall be the sole judge of the standard of proof required in any claim for benefits, and any determination of eligibility for a benefit. All decisions of the Plan Administrator shall be binding on the claimant and upon all other Persons. If the Participant or Beneficiary shall not file written notice with the Plan Administrator at the times set forth above, such individual shall have waived all benefits under the Plan other than as already provided, if any, under the Plan.

                                    ARTICLE X

                        AMENDMENT AND TERMINATION OF PLAN

         10.1 RESERVATION OF RIGHTS. The Corporation reserves the right to terminate the Plan at any time, and to modify or amend the Plan, in whole or in part, at any time and for any reason, subject to the following:

         (a) PRESERVATION OF ACCOUNT BALANCE. No termination, amendment, or modification of the Plan shall reduce (i) the amount of Participant Deferrals, Corporate Contributions, and Dividends allocated to the Participants' Accounts as of the date of such termination, amendment, or modification, and (ii) all earnings and gains on such Participant Deferrals, Corporate Contributions, and Dividends that have accrued up to the effective date of the termination, amendment, or modification.

         (b) CHANGES IN EARNINGS RATE. No amendment or modification of the Plan shall reduce the rate of earnings to be credited under the Common Stock Account until the close of the applicable Deferral Period in which such amendment or modification is made.

         10.2 EFFECT OF PLAN TERMINATION. If the Corporation terminates the Plan either in whole or in part, the following will apply:

         (a) PARTIAL TERMINATION. The Corporation may partially terminate the Plan by instructing the Plan Administrator to not accept any additional Participation Agreements. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Participation Agreements entered into prior to the effective date of such partial termination.

         (b) COMPLETE TERMINATION. The Corporation may completely terminate the Plan by instructing the Plan Administrator to not accept any additional Participation Agreements and by terminating all ongoing Participation Agreements. If such a complete termination occurs, the Plan shall cease to operate, and all Plan Participants shall become fully vested in their Plan Account balance. Payment of each Participant's Plan Account balance shall thereafter be made in equal monthly installments over the following period, based on the value of each Participant's Plan Account balance:

     Account Balance                                 Payout Period
     ---------------                                 -------------
Equal to or less than $100,000                         Lump Sum
More than $100,000                                     3 Years

Plan distributions shall commence within sixty-five (65) days after the Corporation terminates the Plan. The Participant's unpaid Plan Account balance invested for bookkeeping purposes in the Plan's Common Stock Account shall be reflected as a number of whole and fractional Common Shares in a distribution sub-account and shall be credited with Dividends on a bookkeeping basis which shall be reinvested in the Plan's Common Stock Account throughout the payout period; all such reinvested Dividends shall be paid to the Participant as Common Shares in conjunction with the Participant's final distribution under the Plan.

         10.3 EFFECT OF PLAN TERMINATION. Notwithstanding anything to the contrary contained in the Plan, the termination of the Plan shall terminate the liability of the Corporation and all employees to make further Corporate Contributions to the Plan.

                                   ARTICLE XI

                                CHANGE OF CONTROL

         11.1 CHANGE OF CONTROL. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control as defined in accordance with Section 2.2 of the Plan, no amendment or modification of the Plan may be made at any time on or after such Change of Control (1) to reduce or modify a Participant's Pre-Change of Control Account Balance, (2) to reduce or modify the Common Stock Accounts' method of calculating all earnings, gains, and/or losses on a Participant's Pre-Change of Control Account Balance, or (3) to reduce or modify the Participant's Participant Deferrals and/or Corporate Contributions to be credited to a Participant's Plan Account for the applicable Deferral Period. For purposes of this Section 11.1, the term "Pre-Change of Control Account Balance" shall mean, with regard to any Plan Participant, the aggregate amount of such Participant's Participant Deferrals and Corporate Contributions and Dividends with all earnings, gains, and losses thereon which are credited to the Participant's Plan Account through the close of the calendar year in which such Change of Control occurs.

         11.2 COMMON STOCK CONVERSION. In the event of a Change of Control in which the common shares of the Corporation are converted into or exchanged for securities, cash and/or other property as a result of any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with or into another corporation or entity, or the sale of all or substantially all of its assets to another corporation or entity, the Corporation shall cause the Common Stock Account to reflect on a bookkeeping basis the securities, cash and other property that would have been received in such reorganization, reclassification, consolidation, merger or sale on an equivalent amount of common shares equal to the balance in the Common Stock Account and, from and after such reorganization, reclassification, consolidation, merger or sale, the Common Stock Account shall reflect on a bookkeeping basis all Dividends, interest, earnings and losses attributable to such securities, cash, and other property.

         11.3 DISTRIBUTION PROVISIONS. In the event of a Change of Control, the provisions of Section 7.2 of the Plan which limit a Participant's ability to provide services to a financial services organization, business, or company upon the Participant's voluntary Termination, Retirement or Disability shall become null and void, and such Participant's distribution elections as contained within the Participant's Participation Agreement shall control the method and timing of the Participant's distribution of his or her Plan Account balances.

         11.4 AMENDMENT IN THE EVENT OF A CHANGE OF CONTROL. On or after a Change of Control, the provisions of Article II, Article IV, Article V, Article VI, Article VII, Article VIII, Article IX, Article X and Article XI may not be amended or modified as such Sections and Articles apply with regard to the Participants' Pre-Change of Control Account Balances.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         12.1 NO COMMITMENT AS TO EMPLOYMENT. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Employee hereunder to continue his or her employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of any Employer to continue the employment, rate of compensation or terms and conditions of employment of any Employee hereunder for any period. All Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

         12.2 BENEFITS. Nothing in the Plan shall be construed to confer any right or claim upon any person, firm, or corporation other than the Participants, former Participants, and Beneficiaries.

         12.3 ABSENCE OF LIABILITY. No member of the Board of Directors of the Corporation or a subsidiary or committee authorized by the Board of Directors, or any officer of the Corporation or a subsidiary or officer of a subsidiary shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee, except in circumstances involving bad faith or willful misconduct, for anything done or omitted to be done.

         12.4 EXPENSES. The expenses of administration of the Plan shall be paid by the Corporation.

         12.5 PRECEDENT. Except as otherwise specifically agreed to by the Corporation in writing, no action taken in accordance with the Plan by the Corporation shall be construed or relied upon as a precedent for similar action under similar circumstances.

         12.6 WITHHOLDING. The Corporation shall withhold any tax that the Corporation in its discretion deems necessary to be withheld from any payment to any Participant, former Participant, or Beneficiary hereunder, by reason of any present or future law.

         12.7 VALIDITY OF PLAN. The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the provisions the laws of the State of Ohio. The invalidity or illegality of any provision of the Plan shall not affect the validity or legality of any other part thereof.

         12.8 PARTIES BOUND. The Plan shall be binding upon the Employers, Participants, former Participants, and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

         12.9 HEADINGS. All headings used in the Plan are for convenience of reference only and are not part of the substance of the Plan.

         12.10 DUTY TO FURNISH INFORMATION. The Corporation shall furnish to each Participant, former Participant, or Beneficiary any documents, reports, returns, statements, or other information that it reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.

         12.11 VALIDITY. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

         12.12 NOTICE. Any notice required or permitted under the Plan shall be deemed sufficiently provided if such notice is in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification. Mailed notice to the Corporation shall be directed to the Corporation's address, attention:
KeyCorp Compensation and Benefits Department. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in the Employer's records.

         12.13 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of each Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of an Employer.

                                      KEYCORP

                                      By: /s/ Steven N. Bulloch
                                          ------------------------------------
                                      Title:  Assistant Secretary
                                             ---------------------------------